UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 4, 2014 (December 4, 2014)

TIPTREE FINANCIAL INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 446-1400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 4, 2014, the merger of Caroline Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and an indirect wholly-owned subsidiary of Tiptree Operating Company, LLC, a Delaware limited liability company (“Parent”), with and into Fortegra Financial Corporation, a Delaware corporation (“Fortegra”) (the “Merger”), was consummated in accordance with the Agreement and Plan of Merger, dated as of August 11, 2014, by and among Parent, Caroline Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Holdings”), Merger Sub and Fortegra (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, each outstanding share of Fortegra common stock, par value $0.01 per share (the “Fortegra Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares of Fortegra Common Stock owned by (i) Parent, Holdings, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, (ii) Fortegra or (iii) stockholders who have properly exercised and perfected appraisal rights under Delaware law) was converted automatically into and entitled the holder thereof to receive $10.00 in cash (the “Merger Consideration”), without interest. The source of funds for such cash payment was Parent’s cash on hand and borrowings of $120 million under a secured credit agreement (the “Credit Agreement”) among Fortegra and its 100% owned subsidiary LOTS Intermediate Co., as borrowers, the initial lenders named therein and Wells Fargo Bank, National Association, as administrative agent, swingline lender, and issuing lender. The amount borrowed under the Credit Agreement consisted of $70 million under a Revolving Facility and $50 million under a Term Loan Facility (the “Facilities”). Tiptree Financial Inc. (the “Registrant”), Parent and their other business units do not have any obligations under the Facilities, directly or as guarantors, and the Facilities are not secured by their respective property or assets. Upon the closing of the Merger, Fortegra became an indirect wholly-owned subsidiary of Parent and the Fortegra Common Stock, which traded under the symbol “FRF”, ceased trading on, and is being delisted from, the New York Stock Exchange.
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”) on August 12, 2014, and is incorporated into this Current Report by reference.

Item 7.01	Regulation FD Disclosure.
On December 4, 2014, the Registrant issued a press release announcing that it had completed the previously announced acquisition of Fortegra by Parent. A copy of the press release is furnished herewith as Exhibit 99.1.
The information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, they will be filed with the SEC by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) List of Exhibits:

99.1	Tiptree Financial Inc. press release, dated December 4, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE FINANCIAL INC.

Date: December 4, 2014	By:	/s/ Geoffrey Kauffman
Name: Geoffrey Kauffman
Title: President and Chief Executive Officer